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                                                                    EXHIBIT 99.3

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement is made effective as of February 5, 2002, by and between MTGLQ INVESTORS, L.P., a Delaware limited liability company ("Assignor"), and PNW, LLC, a Delaware limited liability company ("Assignee").

                                    RECITALS

         WHEREAS, Assignor has entered into an Overbid Purchase Contract dated as of January 24, 2002 by and between Assignor, as Buyer thereunder, and Thomas
F. Lennon, Receiver for Capital Consultants, LLC, an Oregon limited liability company, in the cases of Securities and Exchange Commission v. Capital Consultants, LLC, et al. (Case No. 00-1290-KI) and Elaine L. Chau, Secretary of Department of Labor v. Capital Consultants, LLC, et al. (Case No. 00-1291-KI) pending in the United States District Court, District of Oregon, as Seller thereunder (the "Overbid Contract"); and

         WHEREAS, pursuant to Section 13.5 of the Overbid Contract, Assignor has the right to assign its rights under the Overbid Contract upon the terms and conditions set forth therein; and

         WHEREAS, Assignor desires to assign a portion of its rights in the Overbid Contract to Assignee pursuant to this Agreement and the balance of its rights in the Overbid Contract to HWY, LLC pursuant to a separate Assignment and Assumption Agreement.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree to the following:

         1. Definitions. Capitalized terms used, but not otherwise defined
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herein, shall have meanings ascribed to them in the Overbid Contract.

         2. Relationship. Each of Assignee and HWY, LLC is wholly owned by
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Assignor.

         3. Assignment. Assignor does hereby assign, sell, and transfer to
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Assignee that portion of Seller's right, title and interest in and to the
Overbid Contract applicable to all of the Loans except for the two Loans referred to as "Calafate Cayman Holdings, Inc - Loan #5321" and "Bayside, Ltd. - Loan #5275/5276."

         4. Assumption of Liabilities. Assignee hereby accepts the foregoing
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assignment, assumes all of Assignor's obligations under the Overbid Contract and agrees to perform all of the obligations of Assignor under the Overbid Contract insofar as it relates to the Assets referenced in Section 3 above (including but not limited to Assignor's indemnification obligations under Section 8.1 of the Overbid Contract).


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     5. Not Release. This Agreement and the assignment evidenced hereby will not
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release or relieve Assignor of any liability or obligation under the Overbid
Contract.

     6. Binding Effect. This Agreement shall be binding upon and inure to the
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benefit and be enforceable by the parties and their permitted successors and assigns.

     7. Controlling Law; Jurisdiction; Venue. This Agreement will be governed by
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and construed in accordance with the laws of the State of Oregon and Federal
Receivership Law, as applicable, without reference to the conflicts of law provisions thereof. The U.S. District Court, for the District of Oregon shall retain jurisdiction to enforce the provisions of this Agreement in all respects, and to adjudicate any disputes that may arise in the future with respect to the same.

     8. Counterpart Execution. This Agreement may be executed in counterparts,
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each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be signed effective this __ day of February, 2002.

MTGLQ INVESTORS, L.P.                          PNW, LLC

By:   /s/ Jed Schaefer                         By:   /s/ Jed Schaefer
      ----------------                               ----------------
Print Name:  Jed Schaefer                      Print Name:  Jed Schaefer
Title:  Attorney-in-Fact                       Title:  Attorney-in-Fact

                                Consent by Seller

Seller hereby consents to the foregoing Assignment and Assumption Agreement.

THIS DOCUMENT IS MADE WITHOUT RECOURSE AND WITHOUT REPRESENTATION OR WARRANTY OF ANY NATURE, EXPRESS OR IMPLIED, EXCEPT AS SET FORTH (IF AT ALL) IN THE OVERBID CONTRACT.

Thomas F. Lennon, Receiver for Capital
Consultants, LLC, an Oregon limited liability company, in the cases of Securities and Exchange
Commission v. Capital Consultants, LLC, et al.
(Case No. 00-1290-KI) and Elaine L. Chau,
Secretary of Department of Labor v. Capital
Consultants, LLC, et al. (Case No. 00-1291-KI) pending in the United States District Court,
District of Oregon

/s/ Thomas F. Lennon
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Effective February 6, 2002